11

Exhibit 23
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2007, relating to the financial statements of Royal Dutch Shell plc, included in the Annual Report on Form 20-F (File No. 001-32575) for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom March 19, 2007